UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On February 12, 2007, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the quarter ended December 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

      The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated February 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: February 12, 2007

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated February 12, 2007

ANADIGICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

Fourth Quarter 2006 net sales of $49.1 million, up 10% sequentially and up 48% from year ago quarter
Fourth Quarter Break-even per share on a GAAP basis and income per share of $0.06 on a pro forma basis
Full-Year 2006 net sales of $169.9 million, up 57% vs Full-Year 2005
Full-Year 2006 Loss per share of $0.20 on a GAAP basis and $0.01 on a pro forma basis
Expects first quarter 2007 net sales to be unaffected by typical seasonality; guides equal to up 3% sequentially

WARREN, N.J., February 12, 2007—ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, reported fourth quarter 2006 net sales of $49.1 million, an increase of 10% compared with net sales of $44.8 million in the prior quarter, and an increase of 48% compared to net sales of $33.3 million in the year ago quarter.

Net loss calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP") for the fourth quarter was $0.1 million, or $0.00 per share, compared with a GAAP net loss of $1.3 million, or $0.03 per share, in the prior quarter, and a GAAP net loss of $3.9 million, or $0.11 per share, in the year ago quarter. Pro forma income for the fourth quarter, which excludes non-cash stock compensation expense, was $2.8 million, or $0.06 per share.

Reported full-year 2006 net sales were $169.9 million, an increase of 57% compared with net sales of $108.3 million for full-year 2005. Full-year 2006 GAAP net loss was $8.9 million, or $0.20 per share, compared with a GAAP net loss of $31.2 million, or $0.92 per share in the year-ago period. Full-year 2006 Pro forma loss, which excludes non-cash stock compensation expense, was $0.5 million or $0.01 per share.

"ANADIGICS achieved another important milestone as the Company delivered its seventh consecutive quarter of net sales growth and posted pro forma profitability ahead of the Street " said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS. " We believe that the company is positioned to capitalize on the rapidly-growing voice, data and video segments of the wireless and broadband communications markets, where we offer 3G/3.5G products that use the W-CDMA, the HSDPA, HSUPA & EDGE standards, 4G products for WiMAX and WiBRO systems, WiFi products that use the 802.11 a/b/g and 802.11 n (draft-n, MIMO) standards, CATV set-top box and infrastructure and FTTP products.”

As of December 31, 2006, cash and short and long-term marketable securities totaled $83.5 million compared with $130.5 million as of September 30, 2006. The reduction of $47.0 million resulted from the repayment in full of the company’s $46.7 million of convertible notes which matured on November 15, 2006.

“The financial accomplishments demonstrated during 2006 were important achievements for ANADIGICS,” said Tom Shields, Executive Vice President and Chief Financial Officer. “Our effectiveness in significantly improving our financial results year-over-year is an acknowledgment of the company’s leverage and commitment to our shareholders.”

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP. Reconciliations of reported net loss and reported loss per share to non-GAAP net income or loss and non-GAAP income or loss per share, respectively, are included at the end of this press release.

Outlook for the First Quarter 2007

Net sales for the first quarter of 2007 are expected to be unaffected by the typical industry seasonality and are estimated to be equal to up approximately 3% sequentially. Net sales within this expected range would represent a 38% to 42% increase over first quarter 2006. Net loss per share on a GAAP basis for the first quarter of 2007 is expected to approximate $0.01. However, on a pro forma basis, we expect to generate net income of approximately $0.06 per share.

The statements regarding outlook are forward looking and actual results may differ materially. Please see safe harbor statement at the end of the press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 388-9064 (available until February 28).

Recent Highlights

January 31 - ANADIGICS Announces Production Shipments of WLAN 802.11n Power Amplifiers
January 8 - ANADIGICS' PA Powers Samsung's Blackjack™ Windows Mobile UMTS and HSDPA Smartphone
December 4 - ANADIGICS' Advanced Power Amplifiers Support QUALCOMM’s HSPA Solutions
November 17 - ANADIGICS Drop Amplifiers Enable Humax Set-Top Box

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD) is a leading provider of radio frequency integrated circuits and radio frequency front end solutions in the rapidly growing wireless handset and broadband communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters and other components, which can be sold individually or packaged as integrated RF modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2005, and those discussed elsewhere herein.
ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$49,124	$33,301	$169,885	$108,281
Cost of sales	32,916	24,475	119,175	85,929
Gross profit	16,208	8,826	50,710	22,352
Research and development expenses	9,834	7,179	35,628	29,906
Selling and administrative expenses	6,872	5,001	24,562	21,293
Restructuring and other charges	-	-	-	(120)
Operating loss	(498)	(3,354)	(9,480)	(28,727)
Interest income	1,365	690	5,450	2,473
Interest expense	(956)	(1,249)	(4,816)	(4,997)
Other (expense) income	(25)	-	(4)	18
Net loss	$(114)	$(3,913)	$(8,850)	$(31,233)

Basic and diluted loss per share	$-	$(0.11)	$(0.20)	$(0.92)

Weighted average common and
dilutive securities outstanding	45,649	34,405	43,814	34,012

Unaudited Reconciliation of GAAP to Pro Forma Non-GAAP Financial Measures

GAAP net loss	$(114)	$(3,913)	$(8,850)	$(31,233)
Less: Stock compensation expense
Cost of sales	655	141	1,829	596
Research and development	1,134	262	3,287	1,185
Selling, general and administrative	1,109	193	3,238	868
Pro forma net income (loss)	$2,784	$(3,317)	$(496)	$(28,584)

Pro forma basic net income (loss) per share	$0.06	$(0.10)	$(0.01)	$(0.84)

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2006		December 31, 2005
Assets	(Unaudited	)

Current assets:
Cash and cash equivalents	$13,706		$11,891
Marketable securities	60,892		70,364
Accounts receivable	27,311		18,755
Inventory	20,355		16,009
Prepaid expenses and other current assets	2,662		2,188
Total current assets	124,926		119,207

Marketable securities	8,884		4,102
Plant and equipment, net	41,368		36,307
Goodwill and other intangibles, net of amortization	5,929		6,044
Other assets	1,495		2,613
	$182,602		$168,273

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$18,031		$15,519
Accrued liabilities	5,688		4,672
Accrued restructuring costs	-		40
Current portion of long-term debt	-		46,700
Capital lease obligations	312		269
Total current liabilities	24,031		67,200

Other long-term liabilities	3,348		3,175
Long-term debt	38,000		38,000
Long-term capital lease obligations	1,463		1,763

Stockholders’ equity	115,760		58,135
	$182,602		$168,273

The condensed balance sheet at December 31, 2005 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.